Solar Thin Films Enters into Agreement to Acquire BudaSolar Technologies
-Solar Thin Films Gains Technology Expertise and New Order Pipeline-

DIX HILLS, NY - October 3, 2008 - Solar Thin Films, Inc. (OTC BB:SLTN), a developer, manufacturer and marketer of manufacturing equipment for the production of "thin-film" amorphous silicon photovoltaic modules, has, through Kraft Elektronikai Zrt (“Kraft”), its wholly-owned main operating subsidiary, signed a definitive stock exchange agreement to acquire BudaSolar Technologies Co. Ltd. (“BudaSolar”). BudaSolar, headquartered in Budapest, Hungary, designs and markets turnkey systems for the production of “thin-film” amorphous silicon solar modules.

In addition to Kraft and BudaSolar, other parties to the stock exchange agreement are Istvan Krafcsik, president of BudaSolar, Attila Horvath, chief operating officer of BudaSolar, New Palace Investments Ltd., wholly owned by Krafcsik and Horvath (Krafcsik, Horvath and New Palace Investments, collectively the “BudaSolar stockholders”).

The stock exchange agreement consolidates ownership of BudaSolar by Kraft (to be renamed STF Technologies, Ltd. upon the closing of the stock exchange) which management believes will strengthen the engineering team, bring new development capabilities in-house, and expand the ability to install and commission turnkey systems.

Under the terms of the exchange agreement, Kraft will acquire from the BudaSolar stockholders 100% of the outstanding share equity capital of BudaSolar in exchange for 40% of the outstanding capital stock or share capital of Kraft to the BudaSolar stockholders. Closing is scheduled to occur on or before February 20, 2009 and is subject to certain customary conditions, including the company’s receipt of not less than $3.0 million in net proceeds from a public or private financing which shall be used to provide all or a portion of the share capital increase to Kraft.

“Combining forces with BudaSolar is designed to advance both our goal of becoming a leader in supplying cost-effective “thin-film” photovoltaic module manufacturing equipment and our transition from lower margin equipment sales to higher margin ‘turnkey’ system sales,” said Peter Lewis, chief executive officer of Solar Thin Films. “BudaSolar personnel bring extensive expertise in the design, installation and commissioning of turnkey amorphous silicon lines which produce “thin-film” amorphous silicon photovoltaic modules. By joining together, Solar Thin Films is positioning itself to command leading-edge technical expertise in the development of amorphous silicon and micro-crystalline/amorphous tandem cells, as well as gain access to a strong pipeline of new business. Our combined expertise - their process knowledge and our equipment base - will help differentiate us in the marketplace.”

This press release is not a complete description of the stock exchange agreement and the transactions contemplated therein. For additional information, a copy of the agreement and related transaction documents can be found in Solar Thin Film’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2008.

About Solar Thin Films

Solar Thin Films (www.solarthinfilms.com) develops, manufactures and markets a complete line of manufacturing equipment for the production of "thin-film" amorphous silicon photovoltaic ("PV") modules, together with a wholly owned subsidiary based in Budapest, Hungary. Personnel associated with the company have been responsible for the setup of nearly a dozen amorphous silicon photovoltaic factories worldwide. The Company sells both “turnkey systems” to customers including CG Solar in China and Grupo Unisolar in Spain, and contracted equipment to customers including EPV Solar (Hamilton, NJ, USA). Its line of thin-film photovoltaic manufacturing equipment positions the Company to take advantage of the rapidly growing demand for solar modules and an expected market shift towards "thin film" PV modules as part of a cost effective, "clean technology" energy solution.

Forward-Looking Safe Harbor Statement

Statements in this news release regarding future financial and operating results, potential applications of the Company's technology, opportunities for the Company, and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "will," "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements including: limited operating history, need for future capital, and economic conditions generally. Additional information on potential factors that could affect results and other risks and uncertainties are detailed from time to time in the Company's periodic reports, including Forms 10-K, 10-Q, 8-K, and other forms filed with the Securities and Exchange Commission ("SEC").

These statements, and other forward-looking statements, are not guarantees of future performance and involve risks and uncertainties.

Contact:
Lippert/Heilshorn & Associates
212-838-3777
Amy Gibbons
agibbons@lhai.com